Exhibit 99.1

Discovery Labs Secures $50 Million Committed Equity Financing Facility

Warrington, PA — April 19, 2006 — Discovery Laboratories, Inc. (Nasdaq: DSCO), has entered into a new Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited, a private investment group, in which Kingsbridge has committed to provide up to $50 million of capital to support Discovery Labs’ future growth through the purchase of newly-issued shares of its common stock. Upon effectiveness of the new CEFF, as described below, the Company’s 2004 CEFF, which presently has capital of up to $47.6 million available, will automatically terminate.

Discovery Labs will determine the exact timing, pricing and amount of any CEFF financings, subject to certain conditions. The CEFF allows Discovery Labs to raise capital, at the time, price, and in amounts deemed suitable to the Company, during a three-year period once a related registration statement is filed by Discovery Labs and declared effective by the Securities and Exchange Commission.

John G. Cooper, Executive Vice President and Chief Financial Officer of Discovery Labs, commented, “This new CEFF, coupled with our existing cash, should provide us with financial resources adequate to progress Surfaxin® through the final stages of the U.S. and European regulatory review and approval processes for our initial indication, Respiratory Distress Syndrome in premature infants. In addition, it will allow us to support our manufacturing and commercialization initiatives and our key SRT pipeline programs, Surfaxin for Bronchopulmonary Dysplasia and Aerosurf™.

This new CEFF provides potential advantages over our 2004 CEFF, including an adjusted minimum stock threshold price which gives us the ability, once effective, to access capital. In addition, the discounts to be applied to share price ranges have improved, financing tranches will be completed over an 8-day rather than 15-day period, and this new CEFF will be available into 2009 whereas the 2004 CEFF would have expired in October 2007. With this CEFF and our ability to access other traditional financing structures, we believe we are in a position to make strategic financing decisions in support of the Company’s plans.”

Certain details of the new CEFF are as follows:

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For a period of three years, Discovery can access up to $50 million dollars from Kingsbridge in exchange for newly-issued shares of Discovery’s common stock. Discovery may access the capital after the SEC declares effective the registration statement to be filed by Discovery covering the resale of the shares of common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant discussed below.

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Discovery may access capital under the CEFF in tranches of up to the lesser of $10 million or 2.5% of Discovery’s market capitalization at the time of the draw down, subject to certain conditions. Each tranche will be issued and priced over an 8-day period. The minimum acceptable purchase price, before applicable discount described below, for any shares to be issued to Kingsbridge during the 8-day period is the higher of $2.00 or 85% of the volume weighted average price of Discovery’s common stock the day before the commencement of each pricing period.

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For each day during the trading period, if the minimums described above are met, Kingsbridge will purchase shares of common stock at the volume weighted average price less discounts ranging from 6% to 10%.

•	The agreement does not generally prohibit Discovery from conducting additional debt or equity financings, shelf offerings, secondary offerings or any other fixed future-priced securities.

•	Throughout the term of the agreement, Kingsbridge is restricted from engaging in any short sale of Discovery’s common stock.

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Discovery is not obligated to utilize any of the $50 million available under the CEFF. The CEFF agreement does not contain any restrictions on Discovery’s operating activities, automatic pricing resets or minimum market volume restrictions.

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In connection with the CEFF, Discovery issued a warrant to Kingsbridge to purchase up to 490,000 shares of common stock at an exercise price of $5.6186 per share, which represents a 30% premium over the average of the closing bid prices of Discovery’s common stock for the 5 trading days preceding the signing of the agreement. The exercise term of the warrant is 5 years beginning with the 6-month anniversary of the closing date of the agreement. The warrant must be exercised for cash, except in limited circumstances.

About Discovery Labs
Discovery Laboratories, Inc. is a biotechnology company developing its proprietary surfactant technology as Surfactant Replacement Therapies (SRT) for respiratory diseases. Surfactants are produced naturally in the lungs and are essential for breathing. Discovery’s technology produces a precision-engineered surfactant that is designed to closely mimic the essential properties of natural human lung surfactant. Discovery believes that through its technology, pulmonary surfactants have the potential, for the first time, to address respiratory diseases where there are few or no approved therapies available.

Discovery’s SRT pipeline is initially focused on the most significant respiratory conditions prevalent in the neonatal intensive care unit. Discovery’s lead product, Surfaxin®, for the prevention of Respiratory Distress Syndrome (RDS) in premature infants, has received an Approvable Letter from the FDA and is under review for approval in Europe by the EMEA. Surfaxin is also being developed for the prevention and treatment of Bronchopulmonary Dysplasia (BPD, also known as Chronic Lung Disease) in premature infants. Discovery is preparing to conduct multiple Phase 2 pilot studies with Aerosurf, aerosolized SRT administered through nasal continuous positive airway pressure (nCPAP), for the treatment of neonatal respiratory failure.

To address the various respiratory conditions affecting pediatric, young adult and adult patients in the critical care and other hospital settings, Discovery has completed a Phase 2 clinical trial to address Acute Respiratory Distress Syndrome (ARDS) in adults, and is developing aerosol formulations of SRT to address Acute Lung Injury (ALI), asthma, COPD, and other respiratory conditions.

For more information, please visit our corporate website at www.Discoverylabs.com.

To the extent that statements in this press release are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of Discovery’s product development, events conditioned on stockholder or other approval, or otherwise as to future events, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Among the factors which could affect Discovery’s actual results and could cause results to differ from those contained in these forward-looking statements are the risk that financial conditions may change, risks relating to the progress of Discovery’s research and development, the risk that Discovery will not be able to raise additional capital or enter into additional collaboration agreements (including strategic alliances for aerosol and Surfactant Replacement Therapies), risk that Discovery will not be able to develop a successful sales and marketing organization in a timely manner, if at all, risk that Discovery’s internal sales and marketing organization will not succeed in developing market awareness of Discovery’s products, risk that Discovery’s internal sales and marketing organization will not be able to attract or maintain qualified personnel, risk that approval by the FDA or other health regulatory authorities of any applications filed by Discovery may be withheld, delayed and/or limited by indications or other label limitations, risks that any such regulatory authority will not approve the marketing and sale of a drug product even after acceptance of an application filed by Discovery for any such drug product, risks that Discovery’s CMC will not satisfy the FDA, risk in the FDA review process generally, risks relating to the ability of Discovery’s third party contract manufacturers and development partners to provide Discovery with adequate supplies of drug substance, drug products and expertise for completion of any of Discovery’s clinical studies, risks relating to drug manufacturing by Discovery, risks relating to the integration of manufacturing operations into Discovery’s existing operations, other risks relating to the lack of adequate supplies of drug substance and drug product for completion of any of Discovery’s clinical studies, risks relating to the ability of the Company and its collaborators to develop and successfully commercialize products that will combine our drug products with innovative aerosolization technologies, risks relating to the significant, time-consuming and costly research, development, pre-clinical studies, clinical testing and regulatory approval for any products that we may develop independently or in connection with our collaboration arrangements, and risks relating to the development of competing therapies and/or technologies by other companies. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced clinical trials, even after obtaining promising earlier trial results. Data obtained from tests are susceptible to varying interpretations, which may delay, limit or prevent regulatory approval. Those associated risks and others are further described in Discovery’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Company Contacts:

John G. Cooper, EVP, CFO
215-488-9490

Lisa Caperelli, Manager, Investor Relations
215-488-9413